    As filed with the Securities and Exchange Commission on March 5, 1999
                                                  Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                      PEOPLES-SIDNEY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                    31-1499862
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                   101 East Court Street, Sidney, Ohio 45365
               (Address of principal executive offices) (Zip Code)

                      PEOPLES-SIDNEY FINANCIAL CORPORATION
                        1998 MANAGEMENT RECOGNITION PLAN
                            (Full title of the plan)

                            Jeffrey M. Werthan, P.C.
                              Craig M. Scheer, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                             7th Floor - East Tower
                             1100 New York Avenue NW
                              Washington, DC 20005
                     (Name and address of agent for service)

                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


=================================================================================================
                                             Proposed        Proposed
                                             maximum         maximum
Title of securities         Amount to be   offering price    aggregate            Amount of
 to be registered           registered(1)   per share(2)   offering price(2)   registration fee(2)
--------------------------------------------------------------------------------------------------

Common Stock, par value
  $.01 per share           71,415 shares      $14.75           $1,053,372           $293

==================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, at $14.75 per share, which was the average of the high and low prices per share of the Common Stock on the Nasdaq Stock Market on March 4, 1999.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Peoples-Sidney Financial Corporation 1998 Management Recognition Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     The following documents previously or concurrently filed by Peoples-Sidney Financial Corporation (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

(a) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 (File No. 0-22223) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (File No.0-22223) filed on
     March 12, 1997 and all amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Gary N. Fullenkamp, Secretary, Peoples-Sidney Financial Corporation, 101 East Court Street, Sidney, Ohio, 45365, telephone number (937) 492-6129.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.
         -------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceeding upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not Applicable.




Item 8.  Exhibits.
         --------


 Regulation
    S-B                                                    Reference to Prior
  Exhibit                                                   Filing or Exhibit
   Number                  Document                      Number Attached Hereto
-----------  ---------------------------------------    ------------------------

    4.1      Specimen form of Common Stock                         *
             Certificate of Peoples-Sidney Financial
             Corporation

    4.2      Certificate of Incorporation                          *
             of Peoples-Sidney Financial
             Corporation

    4.3      Bylaws of  Peoples-Sidney Financial
             Corporation                                           *


    5        Opinion of Silver, Freedman                Attached as Exhibit 5
             & Taff, L.L.P.

   23.1      Consent of Silver, Freedman                Contained in Exhibit 5
             & Taff, L.L.P.

   23.2      Consent of Crowe, Chizek & Company LLP     Attached as Exhibit 23.2


   24        Power of Attorney                          Contained on Signature
                                                        Page

   99        Peoples-Sidney Financial
             Corporation 1998 Management
             Recognition Plan                           Attached as Exhibit 99


-----------

* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-20461) filed with the Commission on January 27, 1997 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-B.

                                      II-3

Item 9.  Undertakings.
         ------------

(a)      The undersigned Registrant hereby undertakes:

         (1)     To file,  during any period in which  offers or sales are being
                 made,  a   post-effective   amendment   to  this   registration
                 statement:

                                         (i)  To   include   any   prospectus
                       required by section 10(a)(3) of the Securities Act of 1933;

                                         (ii) To  reflect  in the  prospectus
                       any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                         (iii)  To   include   any   material
                       information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sidney, State of Ohio, on March 5, 1999.


                      PEOPLES-SIDNEY FINANCIAL CORPORATION





                      By:     /s/ Douglas Stewart
                              -------------------------------------
                              DOUGLAS STEWART, President and Chief
                              Executive Officer and Director
                              (Duly Authorized Representative)





                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Stewart, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ Douglas Stewart                     /s/ Robert W. Bertsch
-------------------------------------   -----------------------------------
Douglas Stewart                         Robert W. Bertsch
President, Chief Executive Officer      Director
   and Director
(Principal Executive Officer)

Date:  March 5, 1999                    Date:  March 5, 1999
     --------------------------------        ------------------------------


/s/ Harry N. Faulkner                   /s/ James W. Kerber
-------------------------------------   -----------------------------------
Harry N. Faulkner                       James W. Kerber
Director                                Director

Date:  March 5, 1999                    Date:  March 5, 1999
     --------------------------------        ------------------------------

/s/ Richard T. Martin                   /s/ John W. Sargeant
-------------------------------------   -----------------------------------
Richard T. Martin                       John W. Sargeant
Chairman of the Board and Director      Director

Date:  March 5, 1999                    Date:  March 5, 1999
     --------------------------------        ------------------------------

/s/ Debra A, Geuy
-------------------------------------
Debra A. Geuy
Chief Financial Officer and Treasurer
(Principal Financial and Accounting
 Officer)

Date:  March 5, 1999
     --------------------------------

================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549








                                   ----------



                                    EXHIBITS


                                       TO


                                    FORM S-8


                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933




                                   ----------





                      PEOPLES-SIDNEY FINANCIAL CORPORATION


===============================================================================

                                  EXHIBIT INDEX




  Exhibit
   Number                       Document
 --------   ---------------------------------------------------

   5        Opinion of Silver, Freedman & Taff, L.L.P.

  23.2      Consent of Crowe, Chizek & Company L.L.P.

  99        Peoples-Sidney Financial Corporation 1998 Management
            Recognition Plan